Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

Vital Images Announces Third Quarter Results

Minneapolis, November 3, 2010 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis software, today reported financial results for the third quarter ended September 30, 2010.

Third quarter revenue was $14.9 million, compared to $14.3 million for the third quarter of 2009. Third quarter net income was $554,000, or $0.04 per diluted share, compared to a net loss of $750,000, or $(0.05) per diluted share for the third quarter of 2009.

Third quarter adjusted EBITDA (a non-GAAP measure) was $1.9 million, compared to $1.2 million for the third quarter of 2009. The company’s total cash and investments was $137.9 million as of September 30, 2010, compared to $143.1 million as of June 30, 2010. During the third quarter, the company repurchased $5.7 million of common stock under its share repurchase program.

“We are pleased with our year-over-year direct revenue growth,” said Michael H. Carrel, Vital Images president and chief executive officer. “We continue to see increased revenue from enterprise sales which offset decreased sales within the CT market. We are confident our cost management, strategic position and calculated investments will enable us to succeed in the market long-term.”

Vital Images also reported today that it has been awarded nine Qualifying Therapeutic Discovery Project (“QTDP”) grants from the U.S. government in the amount of $1.5 million based on Vital Images’ research expenditures for certain therapeutic discovery projects. The QTDP grants will be recognized as an offset to research and development expense in the fourth quarter of 2010. According to Mr. Carrel, “These grants are a reflection of Vital Images’ commitment to innovation, patient care and improved user productivity and communication.”

Conference Call and Webcast

Vital Images will host a live webcast of its third quarter earnings conference call on Thursday, November 4, 2010 at 10:30 a.m. CT. The webcast can be accessed on the Vital Images website at www.vitalimages.com. An audio replay of the conference call will be available beginning at 2:00 p.m. CT on Thursday, November 4, 2010 through 5:00 p.m. CT on Thursday, November 18, 2010 by calling (888) 203-1112 and entering passcode 4449533.

About Vital Images

Vital Images, Inc. is a leading provider of advanced visualization and analysis software for physicians and healthcare specialists. The company’s software provides users productivity and communication tools to improve patient care that can be accessed throughout the enterprise anytime, anywhere via the Web. Established in 1988 and headquartered in Minneapolis, Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Non-GAAP Information

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items presented under GAAP. The company uses adjusted EBITDA to develop budgets, to assess its operating performance, to increase comparability among different periods and to serve as a measurement for incentive compensation. The company uses adjusted EBITDA even though it is not probable that the financial impact of excluded amounts will be immaterial in the future. Additionally, amounts excluded from adjusted EBITDA are managed by and are the responsibility of the company’s management. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company’s results of operations from the same perspective as management and the company’s board of directors.

The method the company uses to produce non-GAAP measures is not in accordance with GAAP and may not be computed the same as similarly titled measures used by other companies. These non-GAAP results should not be considered in isolation or regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating the company’s business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon the company’s reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both the company’s financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images’ SEC reports, including its annual report on Form 10-K for the year ended December 31, 2009. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and, except as may be required by law, the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue:
License fees	$5,430	$5,624	$16,113	$16,183
Maintenance and services	8,761	8,274	25,730	25,206
Hardware	683	402	1,764	1,074
Total revenue	14,874	14,300	43,607	42,463

Cost of revenue:
License fees	619	749	2,591	2,277
Maintenance and services	2,422	2,351	7,318	6,996
Hardware	614	364	1,721	997
Total cost of revenue	3,655	3,464	11,630	10,270

Gross profit	11,219	10,836	31,977	32,193

Operating expenses:
Sales and marketing	4,882	5,200	15,512	16,127
Research and development	3,652	4,245	11,777	12,200
General and administrative	2,269	2,405	7,203	7,645
Asset impairment	—	—	—	3,147
Total operating expenses	10,803	11,850	34,492	39,119

Operating income (loss)	416	(1,014)	(2,515)	(6,926)

Interest income	155	200	393	960
Income (loss) before income taxes	571	(814)	(2,122)	(5,966)
Provision (benefit) for income taxes	17	(64)	62	14,656
Net income (loss)	$554	$(750)	$(2,184)	$(20,622)

Net income (loss) per share — basic	$0.04	$(0.05)	$(0.15)	$(1.44)
Net income (loss) per share — diluted	$0.04	$(0.05)	$(0.15)	$(1.44)

Weighted average common shares outstanding — basic	14,253	14,204	14,334	14,336
Weighted average common shares outstanding — diluted	14,332	14,204	14,334	14,336

Vital Images, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$82,626	$120,317
Marketable securities	42,805	9,673
Accounts receivable, net	14,249	12,196
Prepaid expenses and other current assets	2,607	2,686
Total current assets	142,287	144,872
Marketable securities	12,516	12,234
Property and equipment, net	4,115	5,485
Other intangible assets, net	112	382
Goodwill	9,089	9,089
Total assets	$168,119	$172,062

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,758	$2,588
Accrued compensation	2,486	3,574
Accrued royalties	616	812
Other current liabilities	1,835	1,364
Deferred revenue	16,058	15,500
Total current liabilities	23,753	23,838
Deferred revenue	1,056	1,033
Deferred rent	145	469
Total liabilities	24,954	25,340

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,044 issued and outstanding as of September 30, 2010; and 14,330 shares issued and outstanding as of December 31, 2009	140	143
Additional paid-in capital	166,641	168,058
Accumulated deficit	(23,816)	(21,632)
Accumulated other comprehensive income	200	153
Total stockholders’ equity	143,165	146,722
Total liabilities and stockholders’ equity	$168,119	$172,062

Vital Images, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(2,184)	$(20,622)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,538	3,747
Amortization of identified intangibles	270	336
Loss on disposal of assets	—	112
Asset impairment	—	3,147
Provision for doubtful accounts	(99)	141
Deferred income taxes	—	14,664
Amortization of discount and accretion of premium on marketable securities	40	241
Equity-based compensation	2,763	2,926
Amortization of deferred rent	(310)	(296)
Changes in operating assets and liabilities:
Accounts receivable	(1,954)	354
Prepaid expenses and other assets	79	45
Accounts payable	206	(793)
Accrued expenses and other liabilities	(887)	(596)
Deferred revenue	581	(3,054)
Net cash provided by operating activities	1,043	352

Cash flows from investing activities:
Purchases of property and equipment	(1,204)	(1,944)
Purchases of marketable securities	(40,057)	(21,749)
Proceeds from maturities of marketable securities	6,650	36,709
Net cash (used in) provided by investing activities	(34,611)	13,016

Cash flows from financing activities:
Repurchases of common stock	(6,027)	(6,081)
Proceeds from sale of common stock under stock plans	2,098	1,318
Payment for options tendered	(194)	—
Net cash used in financing activities	(4,123)	(4,763)

Net (decrease) increase in cash and cash equivalents	(37,691)	8,605
Cash and cash equivalents, beginning of period	120,317	109,706
Cash and cash equivalents, end of period	$82,626	$118,311

Vital Images, Inc.

Supplemental Financial Information

Revenue Summary (dollars in thousands):

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2010		2009		2010		2009
Revenue:
License fees	$5,430		$5,624		$16,113		$16,183
Maintenance and services	8,761		8,274		25,730		25,206
Hardware	683		402		1,764		1,074
Total revenue	$14,874		$14,300		$43,607		$42,463

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$7,892	53%	$6,321	44%	$21,820	50%	$18,702	44%
Toshiba	6,982	47	7,979	56	21,787	50	23,761	56
Total revenue	$14,874	100%	$14,300	100%	$43,607	100%	$42,463	100%

License fee revenue by channel and as a percent of total license fee revenue:
Direct and other distributors	$1,597	29%	$928	17%	$4,170	26%	$2,633	16%
Toshiba	3,833	71	4,696	83	11,943	74	13,550	84
Total license fee revenue	$5,430	100%	$5,624	100%	$16,113	100%	$16,183	100%

Maintenance and services revenue by channel and as a percent of total maintenance and services revenue:
Direct and other distributors	$5,796	66%	$5,051	61%	$16,228	63%	$15,338	61%
Toshiba	2,965	34	3,223	39	9,502	37	9,868	39
Total maintenance and services revenue	$8,761	100%	$8,274	100%	$25,730	100%	$25,206	100%

Revenue by geography:
United States	$10,620		$9,516		$29,577		$28,195
Europe	2,119		2,584		7,509		7,599
Asia and Pacific	1,427		1,279		4,213		3,422
Other foreign	708		921		2,308		3,247
Total revenue	$14,874		$14,300		$43,607		$42,463
Export revenue as a percent of total revenue:	29%		33%		32%		34%

Reconciliation from GAAP results to adjusted EBITDA (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Adjusted EBITDA (in thousands):
Operating income (loss)	$416	$(1,014)	$(2,515)	$(6,926)
Equity-based compensation	637	952	2,763	2,926
Depreciation and amortization of property and equipment	797	1,202	2,538	3,747
Amortization of identified intangibles	90	90	270	336
Asset impairment	—	—	—	3,147
Adjusted EBITDA	$1,940	$1,230	$3,056	$3,230

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